Exhibit 10.13

EXHIBIT A

PETMED EXPRESS, INC.

2016 EMPLOYEE EQUITY COMPENSATION

RESTRICTED STOCK PLAN

1. PURPOSE OF PLAN

The purpose of the PetMed Express, Inc. 2016 Restricted Stock Plan (the "2016 Plan"), which is being established by PetMed Express, Inc. on behalf of itself, its subsidiaries and affiliates (collectively, the "Company"), is to secure and retain employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company. The Company expects that it will benefit from the added commitment which such employees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock.

2. STOCK SUBJECT TO THE 2016 PLAN

The shares that may be awarded under the 2016 Plan (without payment by participants) shall be the common stock, par value $.001 per share, of the Company (“Common Stock”), and shall be authorized, but un-issued, shares. The maximum number of shares of Common Stock that may be awarded hereunder (subject to any adjustments as provided below) shall not in the aggregate exceed 1,000,000 shares. Shares of Common Stock forfeited as a result of a participant's termination of employment shall again become available for award under the 2016 Plan.

3. ADMINISTRATION

The 2016 Plan shall be administered by the Compensation Committee of the Board of Directors, each of whom is a "non-employee director" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). No member of the Committee shall be eligible to participate in the 2016 Plan.

The Committee shall have the sole authority to (i) award shares of Common Stock (“Restricted Stock”) under the 2016 Plan; (ii) consistent with the 2016 Plan, determine the provisions of the shares to be awarded, the restrictions and other terms and conditions applicable to each award of shares under the 2016 Plan; (iii) interpret the 2016 Plan, the instruments evidencing the restrictions imposed upon stock awarded under the 2016 Plan and the shares awarded under the 2016 Plan; (iv) adopt, amend and rescind rules and regulations for the administration of the 2016 Plan; and (v) generally administer the 2016 Plan and make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. Committee decisions and selections shall be made by a majority of its members present at the meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held.

4. ELIGIBILITY

All employees, including officers, of the Company who are, from time to time, responsible for the management, growth and protection of the business of the Company shall be eligible for awards of stock under the 2016 Plan. No member of the Board of Directors of the Company shall be eligible to participate in the 2016 Plan unless such director is also an employee of the Company. The employees who shall receive awards under the 2016 Plan shall be selected from time to time by the Committee in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be awarded to each such employee selected. The Committee may, within the terms of the 2016 Plan, be selective and non-uniform with respect to its determination of the amount of awards and the eligible employees to whom such awards are made.

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5. RIGHTS WITH RESPECT TO SHARES

A participant to whom an award of Restricted Stock has been made under the 2016 Plan will have all of the rights of a stockholder with respect to the shares of Common Stock so awarded, including, but not limited to, the right to receive, subject to the following sentence, such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of the Company’s stockholders. As a condition to the grant of the award under the 2016 Plan, and without limiting the provisions of Section 7(b) hereof, dividends, if any, as may be declared on such shares of Common Stock shall be deposited into an escrow or similarly segregated account, and disbursement of such dividends to the participant will occur only upon the delivery of the shares of Common Stock to which such dividends relate, and in the event the shares of Common Stock to which such dividends relate are forfeited, the participant’s right to receive disbursement of such dividends will be forfeited and the amount of the dividends shall be returned to the Company.

6. INVESTMENT REPRESENTATION

If the shares of Common Stock that have been awarded to an employee pursuant to the terms of the 2016 Plan are not registered under the Securities Act of 1933, as amended, pursuant to an exemption from registration, such employee, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such employee pursuant to the 2016 Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and (ii) that such employee has acquired such shares of Common Stock for the participant’s own account and not with a view to the distribution thereof.

7. RESTRICTIONS

(a) Terms, Conditions and Restrictions. In addition to such other terms, conditions and restrictions as may be imposed by the Committee and contained in the instrument under which awards of Common Stock are made pursuant to the 2016 Plan, (i) no Common Stock so awarded shall be restricted for a period (the "Restriction Period") of less than one year or more than ten years unless otherwise specified by the Committee; and (ii) except as provided in paragraph (e) below, the recipient of the award shall remain in the employ of the Company during the Restriction Period or otherwise forfeit all right, title and interest in and to the shares subject to such restrictions.

(b) Transferability Restriction. No share awarded under the 2016 Plan shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable thereto.

(c) Agreements; Stock Legend. As a condition to the grant of an award under the 2016 Plan, each eligible employee selected to participate shall execute and deliver to the Company an agreement in form and substance satisfactory to the Committee reflecting the conditions and restrictions imposed upon the Common Stock awarded. Certificates for shares of Common Stock delivered pursuant to such awards may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such awards are subject.

(d) Additional Conditions. In the agreements evidencing awards or otherwise, the Committee may impose such other and additional terms, conditions and restrictions upon the award as it, in its discretion, deems appropriate including, without limitation, that the Company shall have the right to deduct from payments of any kind due to the participant, any federal, state or local taxes of any kind required by law to be withheld with respect to the shares awarded.

(e) Lapse of Restrictions. The restrictions imposed under paragraph (a) above shall terminate with respect to the shares of Common Stock to which they apply on the earliest to occur of the following, unless otherwise specified by the Committee:

(i)	the expiration of the Restriction Period;
(ii)	the participant's total and permanent disability; or
(iii)	the participant's death.

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Certificates for shares of Common Stock with respect to which restrictions have lapsed as provided above shall, upon lapse thereof, be released from escrow and delivered to the participant or, in the event of participant's death, to participant's personal representative. Any stock legend referring to the restrictions imposed hereunder shall thereupon be removed.

(f) Change of Control of the Company. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise, any Restriction Period and restrictions imposed on Restricted Stock shall terminate.

For purposes of the 2016 Plan, a "Change in Control" of the Company shall be deemed to have occurred if:

(a) any person, as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, becomes a beneficial owner (within the meaning of Rule 13d-3 under such Act) of 20% or more of the Company's outstanding Common Stock;

(b) there occurs within any period of two consecutive years any change in the directors of the Company such that the members of the Company's Board of Directors prior to such change do not constitute a majority of the directors after giving effect to all changes during such two-year period unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

(c) the Company is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another company or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such company or other entity immediately after such transaction is held in the aggregate by holders of the Company's Common Stock immediately before such transaction.

In addition, if the Company enters into an agreement or series of agreements or the Board of Directors of the Company adopts a resolution which results in the occurrence of any of the foregoing events, and the employment of a participant is terminated after and as the sole result of the entering into of such agreement or series of agreements or the adoption of such resolution then, upon the occurrence of any of the events described above, a Change in Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution and the participants shall be entitled to the delivery as of such date of any forfeited Restricted Stock.

8. MISCELLANEOUS

(a) No Right to Receive Award. Nothing in the 2016 Plan shall be construed to give any employee of the Company any right to receive an award under the 2016 Plan.

(b) Additional Shares Received With Respect to Restricted Stock. Any shares of Common Stock or other securities of the Company received by an employee as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to shares of Common Stock received pursuant to an award hereunder shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the original award.

(c) Certificates for Shares. Shares of Restricted Stock granted under the 2016 Plan shall be evidenced by certificates. Certificates representing the Restricted Stock shall be registered in the name of the participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares and the Company shall retain physical possession of the certificate in escrow until all restrictions have been lifted or requirements met.

(d) No Effect on Employment Rights. Nothing in the 2016 Plan or in the instruments evidencing the grant of an award hereunder shall in any manner be construed to limit in any way the right of the Company or a subsidiary to terminate an employee's employment at any time, or give any right to an employee to remain employed by the Company.

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(e) Governing Law. All provisions of the 2016 Plan shall be construed in accordance with the laws of Florida except to the extent preempted by federal law.

(f) No Restriction on Corporate Action. Nothing contained in the 2016 Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in the best interest, whether or not such action would have an adverse effect on the 2016 Plan or any shares of Common Stock granted under the 2016 Plan. No employee, non-employee director, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

9. EFFECTIVE DATE OF 2016 PLAN

The 2016 Plan shall become effective when approved by the Shareholders of the Company.

10. AMENDMENTS

The Committee may amend or terminate the 2016 Plan without shareholder approval unless shareholder approval is required by any federal or state law or regulation or the rules of The Nasdaq Stock Market. The Committee shall not have the right to amend the 2016 Plan to:

(i)	except as provided in paragraph 8(b) of the 2016 Plan, increase the maximum number of shares reserved for purposes of the 2016 Plan;

(ii)	extend the duration of the 2016 Plan; or

(iii)	materially increase the benefits accruing to participants under the 2016 Plan.

Any amendment or alteration which impairs the rights of any participant during the Restriction Period is not effective unless written consent from the participant is obtained.

11. DURATION AND TERMINATION

This 2016 Plan shall terminate, and no further stock shall be awarded hereunder, after July 29, 2026. In addition, the Committee may terminate the 2016 Plan at any time prior thereto. The termination of this 2016 Plan shall not, however, affect any restriction previously imposed or restricted stock awarded pursuant to this 2016 Plan.

12. COMPLIANCE WITH SECTION 16(B)

The 2016 Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. All transactions involving the Company's executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in the 2016 Plan. Any provision of the 2016 Plan that is contrary to a condition of Rule 16b-3 shall not apply to executive officers of the Company.

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FORM OF RESTRICTED STOCK AGREEMENT PURSUANT TO

PETMED EXPRESS, INC. 2016 RESTRICTED STOCK PLAN

THIS RESTRICTED STOCK AGREEMENT is made this _____ day of _________, _____ by and between ________________________ (the "Participant") and PetMed Express, Inc., a Florida corporation, on behalf of itself, its subsidiaries and affiliates (collectively, the "Company") pursuant to the Company's 2016 Restricted Stock Plan (the "2016 Plan").

WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company at its meeting on __________ authorized and directed the Company to make an award of stock to the Participant under the 2016 Plan for the purposes expressed in the 2016 Plan;

NOW THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties agree as follows:

1. Grant of Stock. In accordance with the terms of the 2016 Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby grants to the Participant ______ shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). As long as the Shares are subject to the Restrictions set forth in Section 4 of this Agreement, such shares shall be deemed to be, and are referred to in this Agreement as, the "Restricted Shares."

2. Certificates for Shares. Certificates evidencing Restricted Stock shall be deposited with the Company to be held in escrow until such Shares are released to the Participant or forfeited in accordance with this Agreement. The Participant shall, simultaneously with the delivery of this Agreement, deliver to the Company a stock power, in blank, executed by the Participant. If any Restricted Stock is forfeited, the Company shall direct the transfer agent of the Common Stock to make the appropriate entries in its records showing the cancellation of the certificate or certificates for such Restricted Stock and to return the Shares represented thereby to the Company's treasury.

3. Adjustments in Restricted Stock. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall make equitable adjustments in the Restricted Stock corresponding to adjustments made by the Committee in the number and class of shares of Common Stock which may be issued under the 2016 Plan. Any new, additional or different securities to which the Participant shall be entitled in respect of Restricted Stock by reason of such adjustment shall be deemed to be Restricted Stock and shall be subject to the same terms, conditions, and restrictions as the Restricted Stock so adjusted.

4. Restrictions. During applicable periods of restriction determined in accordance with Section 6 of this Agreement, Restricted Stock and all rights with respect to such Stock, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and shall be subject to the risk of forfeiture contained in Section 5 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as "Restrictions"), but the Participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and receive dividends on Restricted Stock, subject to any dividend to be held in escrow pursuant to the terms of the 2016 Plan.

5. Forfeiture of Restricted Stock. In the event that the Participant terminates employment with the Company for any reason other than his or her death or permanent disability, such event shall constitute an "Event of Forfeiture" and all Shares which at that time are Restricted Stock shall thereupon be forfeited by the Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successor, heir, assign or personal representative of the Participant shall have any right, title or interest in or to such Restricted Stock or the certificates evidencing them.

6. Lapse of Restrictions. (a) Except as provided in subsection (b) below, the Restrictions on the Restricted Stock granted under this Agreement shall lapse ratably on each of the anniversaries of the date of this Agreement in accordance with the following schedule:

[INSERT TABLE]

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(b) In the event that a Participant's employment with the Company terminates as a result of his or her death or permanent disability, the Restrictions shall lapse on the Restricted Stock (if not already lapsed pursuant to subsection (a) above) on the date of such event.

Upon lapse of the Restrictions in accordance with this Section, the Company shall, as soon as practicable thereafter, deliver to the Participant, or to the Participant's personal representative, an unrestricted certificate for the Shares with respect to which such Restrictions have lapsed.

(c) In the event of a change in control, as defined in the 2016 Plan, any Restriction Period and restrictions imposed on Restricted Stock shall lapse.

7. Withholding Requirements. The Company shall have the right to withhold from sums due to the Participant, or to require the Participant to remit to the Company in an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to making such payments or delivering any certificate evidencing such Shares.

8. Effect of Employment. Nothing contained in this Agreement shall confer upon the Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Participant.

9. Amendment. This Agreement may not be amended except with the consent of the Committee and by a written instrument duly executed by the Participant and the Company.

10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Participant acknowledges receipt of a copy of the 2016 Plan, which is annexed hereto, represents that he or she is familiar with the terms and provisions thereof and accepts the award of Shares hereunder subject to all of the terms and conditions thereof and of this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the 2016 Plan or this Agreement.

IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the date first above written.

COMPANY:

Chief Executive Officer

PARTICIPANT:

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